Exhibit Index

10. Opinion of counsel and consent to its use as to the legality of the securities registered.

11.    Consent of Independent Auditors.

16.    Financial Data Schedules.

17.(d) IDS Life Variable  Annuity Fund B Power of Attorney dated April 19, 1999.